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                                                                    EXHIBIT 99-1

                            STOCK PURCHASE AGREEMENT

               THIS STOCK PURCHASE AGREEMENT dated as of December 7, 1998, is made by and among COGENTRIX DELAWARE HOLDINGS, INC., a Delaware corporation, having its principal place of business at 1105 North Market Street, Suite 1108, Wilmington, DE 19801 ("Seller"), and ECOSCIENCE CORPORATION, a Delaware corporation, having its principal place of business at 10 Alvin Court, East Brunswick, New Jersey 08816 (the "Purchaser").

               WHEREAS, Seller owns all of the outstanding shares (the "Shares") of common stock, of COGENTRIX OF BUFFALO, INC. ("CBI"), COGENTRIX OF FORT DAVIS I, INC., ("CFDI") COGENTRIX GREENHOUSE INVESTMENTS, INC, ("CGI"), COGENTRIX OF MARFA, INC., ("CMI") and COGENTRIX OF POCONO, INC., ("CPI"), each Delaware corporations (each of CBI, CFDI, CGI, CMI and CDI are referred to herein as a "Company" and collectively as the "Companies"), and Seller wishes to sell to Purchaser, and Purchaser wishes to purchase from Seller, the Shares upon the terms and subject to the conditions set forth herein;

               NOW, THEREFORE, in consideration of the representations, warranties and agreements herein contained, the parties agree as follows:

               1. Sale of the Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller will sell, transfer and deliver to Purchaser, and Purchaser will purchase from Seller, the Shares for the Purchase Price (as defined in Section 3(a)).

               2. Conditions to the Closing. The obligation of Seller to sell the Shares to Purchaser, and Purchaser's obligation to purchase the Shares, are subject to the satisfaction at the time of the Closing of the following conditions (any or all of which may be waived by either party in its sole discretion):

                             (a) Each of the representations of the other party
               hereto made in this Agreement shall be true and correct as of the date of this Agreement and as of the time of the Closing as though made as of such time and the other party shall have performed each and every covenant contained in this Agreement required to be performed by such party by the time of the Closing.

                             (b) The parties shall have executed and/or
               delivered the items required to be delivered under Section 3 hereof.

                             (c) The applicable waiting period under the
               Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") shall have expired or been earlier terminated without action by the Justice Department or the Federal Trade Commission to prevent consummation of the transactions contemplated by this Agreement.



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                             (d) Purchaser shall have received all the consents
               listed on Schedule 2(d) (the "Required Consents").

                             (e) Cogentrix Energy, Inc. ("Cogentrix") shall have
               assigned and contributed to CGI that certain promissory note of APD in the face amount of $643,197.16, Village Farms of Texas, L.P. shall have cancelled that certain promissory note (the "CGX Note") of Cogentrix in the face amount of $1,838,420.47 and CGI shall have issued to Village Farms of Texas L.P. a promissory note in the amount of $1,838,420.47 (the "CGI Note") dated the date of, and bearing interest at the same rate as, the CGX Note.

               3.            Closing.

                             (a) The closing (the "Closing") of the purchase and
               sale of the Shares shall be held on December 31, 1998 at the office of Fennebresque, Clark, Swindell & Hay, 100 North Tryon, Suite 2900, Charlotte, North Carolina 28202, or at such other time and place as Purchaser and Seller may agree. At the Closing, Purchaser will deliver to Seller an executed promissory note (the "Note") payable to Seller in the principal amount equal to Twenty Million, Six Hundred Thousand and No/100 Dollars ($20,600,000), substantially in the form attached hereto as Exhibit A, and Seller shall deliver to Purchaser certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly executed by Seller in blank, in proper form for transfer. At the Closing, Purchaser shall deliver to Seller a certificate, or certificates, representing One Million (1,000,000) shares (the "Stock Consideration") of common stock, $.01 par value, of Purchaser, registered in the name of Seller, or to an affiliate of Seller as Seller may direct. The Note and the Stock Consideration shall constitute the "Purchase Price".

                             (b) At the Closing, Seller shall deliver to
               Purchaser the resignations by all officers and directors of the Companies and the corporate minute books, stock records, bylaws and articles or certificates of incorporation of each of the Companies.

                             (c) At the Closing, Purchaser and Seller shall
               deliver to each other executed counterparts of (i) a Stock Pledge Agreement (the "Stock Pledge"), substantially in the form attached hereto as Exhibit B, whereby the Purchaser will pledge the Shares and all of the shares of common stock of Agro Power Development, Inc. (the "APD Shares") as collateral for the Note,
               (ii) the Registration Rights Agreement (the "Rights Agreement") in the Form of Exhibit C hereto and (iii) a termination agreement in mutually agreeable form terminating the Agreement Regarding Future Projects, dated as of February 6, 1996 between Cogentrix Energy, Inc. and Agro Power Development, Inc.

                             (d) At the Closing, Purchaser shall also deliver to
               Seller certificates representing the Shares and the APD Shares as required by the Stock Pledge.

               4. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as follows:

                              (a) Organization and Authority of the Seller. The
               Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware

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               and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Stock Pledge and the Rights Agreement by the Seller, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Seller. This Agreement, the Stock Pledge and the Rights Agreement have been duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) each of this Agreement, the Stock Pledge and the Rights Agreement constitutes a valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

                             (b) No Conflict. Assuming compliance with the
               notification requirements of the HSR Act, except as may result from any facts or circumstances relating solely to the Purchaser, the execution, delivery and performance of this Agreement and the Stock Pledge by the Seller do not and will not (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of the Seller or any Company, (b) conflict with or violate any law or governmental order applicable to the Seller or any Company or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any encumbrance on any of the assets or properties of the Seller or any Company pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Seller or any Company is a party or by which any of such assets or properties are bound or affected which would have a material adverse effect on the ability of the Seller to consummate the transactions contemplated by this Agreement or would have a material adverse affect on the value of the Shares.

                             (c) Governmental Consents and Approvals. The
               execution, delivery and performance of this Agreement, the Stock Pledge and the Rights Agreement by the Seller do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any governmental authority, except (a) as described in a writing given to the Purchaser by the Seller on the date of this Agreement and (b) the notification requirements of the HSR Act.

                             (d) Title. Seller has legal and beneficial
               ownership of the Shares, and good and marketable title to the Shares, free and clear of all liens, claims, charges and encumbrances.

                             (e) Economic Risk. Seller acknowledges and
               understands that the shares constituting the Stock Consideration to be received by it have not been registered under the Securities Act of 1933 (the "Securities Act"), or any state securities or blue sky laws and, therefore, cannot be resold unless such shares are registered under the Securities Act and under any applicable state securities or blue sky laws or unless an exemption from registration thereunder is available. Seller is acquiring the Stock Consideration for its

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               own account for investment, and not with a view to, or for resale in connection with, the distribution thereof, and has no present intention of distributing or reselling any of the Stock Consideration. In making the foregoing representation, Seller is aware that it must bear, and it is able to bear, the economic risk of such investment for an indefinite period of time.

                             (f) Capitalization of the Companies. The Shares
               represent all of the capital stock of the Companies which are issued and outstanding. All of the Shares have been duly authorized and are validly issued, fully paid and non-assessable. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, plans or other agreements of any character providing for the purchase or issuance of any capital stock or other securities of the Companies.

                             (g) No Other Business or Assets. Except for the
               ownership of partnership interests (the "Partnership Interests") in Village Farms of Buffalo, L.P., Village Farms of Texas, L.P., Village Farms of Marfa, L.P. and Pocono Village Farms, L.P. (each a "Partnership" and collectively, the "Partnerships"), none of the Companies has conducted any active business or held any other assets. Except for the agreements of limited partnership which govern the Partnerships, none of the Companies is a party to any agreement. None of the Companies owns an interest in any subsidiaries.

                             (h) Title to Partnership Interests. The Companies
               have legal and beneficial ownership of the Partnership Interests, free and clear of all liens, claims, charges and encumbrances (collectively, "Liens") other than Liens related to indebtedness of the Partnerships.

                             (i) No Litigation; Compliance with Laws. There are
               no actions, lawsuits, claims or proceedings pending, or to the knowledge of Seller, threatened against or affecting the Companies in any court or before any arbitrator or governmental agency, domestic or foreign. Each of the Companies has conducted its activities in compliance in all material respects with all applicable laws and governmental regulations.

                             (j) Absence of Liabilities. Except for obligations
               to the Partnerships and the other partners of the Partnerships that may exist under the respective agreements of limited partnerships which govern the Partnerships, none of the Companies has any material debts, liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, including, without limitation, any liability or obligation on account of taxes or any governmental charges or penalty, interest or fines.

                             (k) Tax Matters. Each of the Companies has filed
               all tax returns that it was required to file. All such tax returns were correct and complete in all material respects. All taxes owed by each of the Companies have been paid and none of the Companies has any additional liability for taxes.

                             (l) Corporate Records. The copies of the stock
               records, corporate minutes, by-laws and articles of incorporation of the Companies which shall be delivered at the Closing will be true, correct and complete.

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                             (m) Organization of Companies. Each of the
               Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Companies is qualified to do business in each state in which it is required to be so qualified, except where the failure to be so qualified would have a material adverse effect.

                             (n) Knowledge and Experience of Seller. Seller has
               such knowledge and experience in financial and business matters that Seller is capable of evaluating the merits and risks of an acquisition of the Stock Consideration to be received by Seller. Seller has been given the opportunity to ask questions of, and receive answers from Purchaser concerning the terms and conditions of the Stock Consideration to be acquired by it and other matters pertaining to an investment in the Purchaser, and has been given the opportunity to obtain such additional information in order for Seller to evaluate the merits and risks of an acquisition of the Stock Consideration to be received by Seller to the extent Purchaser possesses such information or can acquire it without unreasonable effort or expense. Seller understands and has evaluated the merits and risks of the acquisition of the Stock Consideration.

                             (o) Reliance. Seller acknowledges that Purchaser is
               entering into this Agreement in reliance upon Seller's representations and warranties in this Agreement.

               5. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

                             (a) Organization and Authority of the Purchaser.
               The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement, the Stock Pledge and the Rights Agreement and to issue the Note, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Stock Pledge and the Rights Agreement and the issuance of the Note by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Purchaser. This Agreement, the Stock Pledge, the Rights Agreement and the Note have been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) each of this Agreement, the Stock Pledge, the Rights Agreement and the Note constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

                             (b) No Conflict. Assuming compliance with the
               notification requirements of the HSR Act, except as may result from any facts or circumstances relating solely to the Seller, the execution, delivery and performance of this Agreement, the Stock Pledge and the Rights Agreement and the issuance of the Note by the Purchaser do not and will not except for the Required Consents (a) violate, conflict with or result in the breach of any provision of the Certificate of Incorporation or By-laws of the Purchaser, (b) conflict with or violate any law or governmental order applicable to the Purchaser or (c) conflict

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               with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Purchaser is a party or by which any of such assets or properties are bound or affected which would have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

                             (c) Governmental Consents and Approvals. The
               execution, delivery and performance of this Agreement, the Stock Pledge and the Rights Agreement and the issuance of the Note by the Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any governmental authority, except (a) as described in a writing given to the Seller by the Purchaser on the date of this Agreement and (b) the notification requirements of the HSR Act.

                             (d) Knowledge and Experience of Purchaser.
               Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of a purchase of the Shares to be purchased by Purchaser. Purchaser has been given the opportunity to ask questions of, and receive answers from, Seller and the Companies concerning the terms and conditions of the Shares to be purchased by it and other matters pertaining to an investment in the Companies, and has been given the opportunity to obtain such additional information in order for Purchaser to evaluate the merits and risks of a purchase of the Shares to be purchased by Purchaser to the extent Seller and the Companies possess such information or can acquire it without unreasonable effort or expense. Purchaser understands and has evaluated the merits and risks of the purchase of the Shares.

                             (e) Economic Risk. Purchaser acknowledges and
               understands that the Shares to be purchased by it have not been registered under the Securities Act, or any state securities or blue sky laws and, therefore, cannot be resold unless such Shares are registered under the Securities Act and under any applicable state securities or blue sky laws or unless an exemption from registration thereunder is available. Purchaser is acquiring the Shares to be purchased by it for its own account for investment, and not with a view to, or for resale in connection with, the distribution thereof, and has no present intention of distributing or reselling any of the Shares. In making the foregoing representation, Purchaser is aware that it must bear, and it is able to bear, the economic risk of such investment for an indefinite period of time.

                             (f) Public Documents. The Purchaser has heretofore
               delivered to the Seller, true, complete and accurate copies of the Purchaser's Annual Report on Form 10-K for the year ended June 30, 1998 (the "Form 10-K"), a Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, Current Reports on Form 8-K filed since July 1, 1998, the Purchaser's proxy statement relating to its special meeting in lieu of the 1997 annual meeting of its shareholders and all other reports or documents required to be filed

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               by the Purchaser pursuant to Section 13(a) or 15(d) of the
               Exchange Act since the filing of the most recent quarterly report on Form 10-Q (collectively, including all the financial statements contained therein, the "Disclosure Documents"). The Disclosure Documents have been prepared, filed and comply in all material respects in accordance with the rules and regulations promulgated by the Securities and Exchange Commission (the "Commission") and as of the date of this Agreement, no additional filing or amendment to any previous filing is required under such rules and regulations. The Form 10-K fairly summarizes the assets, properties, business, operations and management of the Purchaser and its Subsidiaries as of the date thereof. The Disclosure Documents, as of the case may be, did not contain any misstatements of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                             (g) Financial Statements. The audited consolidated
               financial statements (including the notes thereto) of the Purchaser and its Subsidiaries set forth in the Form 10-K fairly present the consolidated financial position of the Purchaser and its Subsidiaries as of the respective dates thereof and the results of operations and cash flow for the respective periods covered thereby in accordance with GAAP (except as specifically noted therein). The unaudited consolidated financial statements included in each Form 10-Q, fairly present in all material respects (subject to normal year-end audit adjustments) the consolidated financial position of the Purchaser and its Subsidiaries for the respective periods covered thereby in accordance with GAAP applied on a consistent basis (other than the footnote disclosure included therewith). Since September 30, 1998, there have been no changes in the Purchaser's method of accounting for tax purposes or any other purposes. The financial statements of the Purchaser as of September 30, 1998, included in the Disclosure Documents disclose all liabilities of the Purchaser required to be disclosed therein and contained adequate reserves for taxes and all other material accrued liabilities as on the date thereof.

                             (h) Reliance. Purchaser acknowledges that Seller is
               entering into this Agreement in reliance upon Purchaser's representations and warranties in this Agreement.

               6. No Brokers. Seller and Purchaser each represent to the other that no agent, broker or other firm or person is or will be entitled to any broker's or finder's fees or any other commission or similar fee in connection with the purchase and sale of the Shares contemplated by this Agreement and respectively agree to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have occurred or been made by such party.

               7. Survival of Representations and Covenants. All representations and warranties made by the parties to this Agreement shall survive the Closing for a period of one year after the Closing hereunder.

               8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.

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Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective heirs, personal representatives, successors and permitted assigns. Any purported assignment in violation of the foregoing shall be void.

               9.            General Provisions.

                             (a) Specific Performance. The parties hereto
               acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable.

                             (b) Expenses. Neither Seller nor Purchaser shall be
               responsible for the expenses incurred by the other in connection with this Agreement and the transactions contemplated hereby.

                             (c) Amendments. This Agreement may not be amended
               except by an instrument in writing signed by each of the parties hereto.

                             (d) Notices. All notices and other communications
               hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight courier or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                                       (i) if to Purchaser, to:

                                           EcoScience Corporation
                                           10 Alvin Court
                                           East Brunswick, New Jersey  08816

                                           with a copy to:

                                           Philip D. Forlenza, Esq.
                                           Giordano, Halleran & Ciesla
                                           125 Half Mile Road
                                           Post Office Box 190
                                           Middletown, New Jersey 07748

                                      (ii) if to Seller, to:

                                           Cogentrix Delaware Holdings, Inc.
                                           9405 Arrowpoint Boulevard
                                           Charlotte, North Carolina 28273-8110


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                                           with a copy to:
                                           Robert B. Vernon
                                           Fennebresque, Clark, Swindell & Hay
                                           Suite 2900
                                           100 North Tryon Street
                                           Charlotte, North Carolina 28202-4011

                             (e) Counterparts. This Agreement may be executed in
               one or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

                             (f) Entire Agreement; No Third-Party Beneficiaries.
               This Agreement (including the documents and instruments referred to herein and therein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between Seller and Purchaser with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                             (g) Governing Law. This Agreement shall be governed
               by and construed in accordance with the laws of the State of North Carolina.

               10. Mandatory Prepayments. If an Event of Default under the Stock Pledge occurs, the principal and all accrued and unpaid interest on the Note shall without further act become immediately due and payable in full.

               The following shall constitute "Prepayment Events"; (i) Purchaser or any of its subsidiaries shall incur any indebtedness for borrowed money, (other than under their respective working capital facilities (a "Debt Event")
(ii) Purchaser or any of its Subsidiaries shall issue any capital stock for cash (a "Stock Event"), or (iii) Purchaser or any of its Subsidiaries, shall sell any asset, other than in the ordinary course of business (an "Asset Sale"). Net Proceeds shall mean (i) in the case of a Debt Event, all cash loan proceeds, less reasonable transactions expenses, (ii) in the case of a Stock Event, all cash proceeds, less reasonable transaction expenses and (iii) in the case of an Asset Sale, all net cash proceeds, after payment of reasonable transactions expenses and indebtedness required to be repaid by any lien attached to the related asset, and, only in the case of a sale of the Pocono facility, the payment of indebtedness to Agro Power Development, Inc. related to the Pocono facility.

               On the day that a Prepayment Event occurs, Purchaser shall pay over to Seller as a prepayment on the Note, the lesser of the Net Proceeds related to such Prepayment Event and the principal and interest the outstanding on the Note. Amounts received by Seller shall be applied first against accrued interest and the balance against the remaining principal outstanding. If any such payment shall be sufficient to pay the Note in full, Seller shall on receipt of such payment, mark the Note as cancelled and return the same to Purchaser. If such payment is not sufficient to pay the Note in full, Seller shall, on receipt of a new Note, in the form of Exhibit A in a principal amount equal to the outstanding principal after such payment, surrender to Purchaser the Note then held by Seller.


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               11. Restrictions on Sale of Stock Consideration. Seller agrees that until September 30, 1999 it will not sell or otherwise transfer any shares of the Stock Consideration without the written consent of Purchaser; provided that no consent of Purchaser shall be required for Seller to sell (i) up to 250,000 shares of the Stock Consideration after April 1, 1999, (ii) up to 500,000 shares of the Stock Consideration (including shares sold after April 1, 1999 and prior to June 30, 1999) after June 30, 1999 or (iii) any number of shares so long as the Note shall not have been paid in full when due and remains unpaid. Seller agrees that it will give Purchaser at least seven days prior written notice (a "Sale Notice") of Seller's intention to sell 100,000 or more shares of the Stock Consideration in any one transaction. Seller agrees that on receipt of a Sale Notice, it will not, nor will it permit any of the officers or directors of Seller or any subsidiary of Seller to execute, or place for execution, any sales of Common Stock of Seller, until the earlier of (a) the sale of the shares of Stock Consideration by the Seller shall have been consummated and (b) expiration of the thirty (30) day period following the receipt of the Sale Notice.

               12. Restrictive Legend. Each certificate representing the shares comprising the Stock Consideration (the "EcoScience Shares") or any other securities issued in respect of the EcoScience Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

                             THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES LAW OR AN OPINION OF COUNSEL FOR OR SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. IN ADDITION, THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN A STOCK PURCHASE AGREEMENT DATED DECEMBER 4, 1998, A COPY OF WHICH IS ON FILE AT THE COMPANY'S OFFICES.

At any time after the EcoScience Shares shall have been registered under the Securities Act or shall be tradable without restriction under this Agreement or any Rule or Regulation promulgated under the Securities Act, Seller shall, at Purchaser's request, exchange the certificates held by Purchaser for certificates that do not contain the foregoing legend.

               13. "Market Stand-Off" Agreement. On and after December 1, 1999, if requested by the Purchaser and an underwriter of common stock (or other securities) of the Purchaser, Seller shall not sell or otherwise transfer or dispose of any common stock of the Purchaser held by Purchaser during the ten
(10) day period prior to and the ninety (90) day period following the anticipated effective date (as notified to Seller in writing by Purchaser) of a registration statement of the Purchaser filed under the Securities Act, provided that:

                             (a) such agreement only applies to such
               registration statements of the Purchaser, including securities to be sold on its behalf to the public in a firm commitment underwritten offering, and Seller owns 5% or more of the outstanding Common Stock of the Purchaser; and

                             (b) all other shareholders holding at least 5% of
               the Common Stock of Seller and officers and directors of Purchaser enter into similar agreements.

               The Purchaser may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restrictions during said one hundred (100) day period.

               IN WITNESS WHEREOF, Seller and Purchaser have each caused this Agreement to be duly executed as of the date first written above.

                                           PURCHASER:

                                           ECOSCIENCE CORPORATION


                                           By:  /s/ J. KEVIN COBB
                                              ----------------------------------
                                           Name: J. Kevin Cobb
                                           Title: Senior Vice President

                                           SELLER:

                                           COGENTRIX DELAWARE HOLDINGS, INC.


                                           By:  /s/ THOMAS F. SCHWARTZ
                                              ----------------------------------
                                           Name: Thomas F. Schwartz
                                           Title: Senior Vice President -
                                                  Finance and Treasurer

                                   APPENDICES


Schedules

Schedule 2(d) - Required Consents

Exhibits

Exhibit A - Form of Promissory Note
Exhibit B - Form of Stock Pledge Agreement
Exhibit C - Form of Registration Rights Agreement

       EXHIBIT A
            TO
STOCK PURCHASE AGREEMENT



                                 PROMISSORY NOTE


$20,600,000.00                                                December ___, 1998


               FOR VALUE RECEIVED, the undersigned, ECOSCIENCE CORPORATION, a Delaware corporation, having its principal place of business at 10 Alvin Court, East Brunswick, New Jersey 08816 (collectively, the "Maker"), hereby promises to pay to the order of COGENTRIX DELAWARE HOLDINGS, INC., a Delaware corporation, having its principal place of business at 1105 North Market Street, Suite 1108, Wilmington, DE 19801 (together with his successors and assigns, the "Holder), the principal sum of TWENTY MILLION, SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($20,600,000.00), together with interest at eleven and a quarter percent (11.25%) per annum, in one installment payable on the 15th day of March, 1999.

               If (i) there should be a default in the payment of interest or principal due hereunder or (ii) the Maker or any other person liable hereon should make an assignment for the benefit of creditors or (iii) attachment or garnishment proceedings are commenced against the Maker or any other person liable hereon, or (iv) a receiver, trustee or liquidator is appointed over or execution levied upon any property of the Maker or (v) proceedings are instituted by or against the Maker or any other person liable hereon under any bankruptcy, insolvency, reorganization or other law relating to the relief of debtors, including without limitation the United States Bankruptcy Code, as amended, or (vii) the Maker makes any misrepresentation or breaches any warranties made to the Holder in connection with any loans extended by the Holder to the Maker, then, and in each such event, the Holder may, at its option, without notice or demand, declare the remaining unpaid principal balance of this Promissory Note and all accrued interest thereon immediately due and payable in full.

               Any amount hereunder which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until paid at the lesser of (a) the foregoing rate per annum plus four percentage points or (b) the maximum rate permitted by law, said interest to be compounded annually and computed on the basis of a 360-day year consisting of twelve 30 day months.

               All payments made hereunder shall be made in lawful currency of the United States of American to Wilmington Trust Company, Wilmington, Delaware, ABA Routing Number 031- 100-092, Account of Cogentrix Delaware Holdings, Inc., Account Number 32561-4, Attn: Christopher Monigle, or at such other place as the Holder may designate in writing. All payments made hereunder, whether a scheduled payment, prepayment, or payments as a result of acceleration, shall be allocated first to accrued but unpaid interest, and then to payments of principal remaining outstanding hereunder.

               Maker agrees to pay all reasonable costs of collection, including attorneys' fees paid or incurred by the Holder in enforcing this Promissory Note on default or the rights and remedies herein provided.

               This Promissory Note is made pursuant to the provisions of the Stock Purchase Agreement (the "Purchase Agreement") dated as of December 7, 1998, between the Maker and the Holder. This Promissory Note is secured by a Stock Pledge Agreement dated as of December ___, 1998, between the Maker and the Holder. This Promissory Note is subject to mandatory prepayment, in whole or in part, as provided in the Purchase Agreement. The Maker may prepay this Promissory Note in whole or in part without premium or penalty.

               The Maker, for itself and for any guarantors, sureties, endorsers and/or any other person or persons now or hereafter liable hereon, if any, hereby waives demand of payment, presentment for payment, protest, notice of nonpayment or dishonor and any and all other notices and demands whatsoever, and any and all delays or lack of diligence in the collection hereof, and expressly consents and agrees to any and all extensions or postponements of the time of payment hereof from time to time at or after maturity and any other indulgence and waives all notice thereof.

               This Promissory Note shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina.

               IN WITNESS WHEREOF, the undersigned has duly caused this Promissory Note to be executed and delivered as of the date first written above.


                                            ECOSCIENCE CORPORATION


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

   EXHIBIT B
      TO
 STOCK PURCHASE
   AGREEMENT



                             STOCK PLEDGE AGREEMENT

               THIS STOCK PLEDGE AGREEMENT (the "Agreement"), entered into as of December ____, 1998, is made by ECOSCIENCE CORPORATION, a Delaware corporation, having its principal place of business at 10 Alvin Court, East Brunswick, New Jersey 08816 (the "Pledgor"), to COGENTRIX DELAWARE HOLDINGS, INC., a Delaware corporation, having its principal place of business at 1105 North Market Street, Suite 1108, Wilmington, DE 19801 ("Pledgee").

               WHEREAS, Pledgor and Pledgee have entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of December 7, 1998 pursuant to which (i) Pledgor has executed a promissory note in favor of Pledgee (the "Note"), which Note is dated of even date herewith and under the terms of which Pledgor has agreed to pay to Pledgee the principal sum of TWENTY MILLION, SIX HUNDRED THOUSAND AND NO/00 Dollars ($20,600,000.00), together with interest on such principal sum at eleven and one-quarter percent (11.25%) per annum as set forth therein, on March 15, 1999 and (ii) Pledgee has sold to Pledgor all of the outstanding shares of common stock (the "Shares") of COGENTRIX OF BUFFALO, INC. ("CBI"), COGENTRIX OF FORT DAVIS I, INC., ("CFDI") COGENTRIX GREENHOUSE INVESTMENTS, INC., ("CGI"), COGENTRIX OF MARFA, INC., ("CMA") AND COGENTRIX OF POCONO INC. ("CPI"), each a Delaware corporation (each of CBI, CFDI, CGI, CMI and CDI are referred to herein as a "Company" and collectively as the "Companies"). In connection with the Stock Purchase Agreement, Pledgor and Pledgee have entered into a Registration Rights Agreement (the "Rights Agreement") of even date herewith. The Stock Purchase Agreement, the Rights Agreement and the Note are referred to herein collectively as the "Documents".

               WHEREAS, Pledgor is the legal and beneficial owner of all of the shares of common stock, par value _________ per share (the "APD Shares", and together with the Shares, the "Pledged Shares"), of AGRO POWER DEVELOPMENT, INC. ("APD"). Pledgor has agreed to pledge the Pledged Shares (and during the term of this Agreement agrees to pledge all Additional Shares (as defined in Section 4.2 hereof)) to the Pledgee to secure the performance by Pledgor of any and all obligations arising as a result of a default by the Pledgor under any Document.

               NOW, THEREFORE, in consideration of the benefits accruing to Pledgor under the Documents, and in order to induce Pledgee to enter into the Documents, Pledgor hereby agrees as follows:

               1. Security for Obligations. This Agreement is for the benefit of Pledgee to secure (i) the performance of the obligations of Pledgor under the Documents, and (ii) all costs and expenses that may be incurred by Pledgee in connection with the exercise or enforcement of its rights and remedies hereunder (including reasonable attorneys' fees actually incurred) (all such obligations collectively being the "Secured Obligations").

               2. Pledge of Shares; etc.

                              2.1 Pledge. For the purposes set forth in Section
1, Pledgor hereby pledges the Pledged Shares to Pledgee, together with (i) the certificates representing such Pledged Shares delivered herewith accompanied by undated stock powers duly executed in favor of Pledgee by Pledgor, (ii) subject to the rights of Pledgor set forth in Section 4, all dividends (whether in cash, stock, warrants, options, or other securities), cash, instruments or other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Shares pledged by Pledgor hereunder, and (iii) all cash and non-cash proceeds of the foregoing, and hereby assigns, transfers, hypothecates and sets over to Pledgee all of Pledgor's right, title and interest in and to and grants to a Pledgee security interest in the Pledged Shares (and in and to the certificates or instruments evidencing the items described in clauses (i), (ii) and (iii) above) to be held by Pledgee, upon the terms and conditions set forth in this Agreement. Pledgor agrees to deliver to Pledgee all certificates and instruments evidencing the items described in clauses (ii) and (iii) above promptly upon Pledgor's receipt thereof.

                              2.2 Delivery of Pledged Shares. All certificates
or instruments representing or evidencing the Pledged Shares shall be delivered to and held by or on behalf of the Pledgee, pursuant hereto and shall be in suitable form for transfer by delivery, duly endorsed and shall be accompanied by duly executed instruments of transfer or assignments in blank, with signatures appropriately guaranteed, and accompanied in each case by any required transfer tax stamps, all in form and substance satisfactory to the Pledgee.

                              2.3 Definition of Collateral. The Pledged Shares
and all items described in clauses (ii) and (iii) of Section 2.1, including, without limitation, Additional Shares (as defined in Section 4.2 hereof) are hereinafter called the "Collateral".

               3. Security Interests Absolute. All rights of the Pledgee hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                             (a) any extension, renewal, settlement, compromise,
               waiver or release in respect of any Secured Obligation or any other document securing any Secured Obligation, by operation of law or otherwise;

                             (b) any modification or amendment or supplement to
               the Documents, or any other document evidencing or securing any Secured Obligation;

                             (c) any release, non-perfection or invalidity of
               any other direct or indirect security for any Secured Obligation;

                             (d) any change in the existence, structure or
               ownership of the Pledgor or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Pledgor or its assets or any resulting disallowance, release or discharge of all or any portion of the Secured Obligations;

                             (e) the existence of any claim, set-off or other
               right which the Pledgor may have at any time against the Pledgee or any other corporation or person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                             (f) any invalidity or unenforceability for any
               reason of any Secured Obligation relating to or against the Pledgor or any provision of applicable law or regulation purporting to prohibit the payment by the Pledgor of the Secured Obligations;

                             (g) any failure by the Pledgee (i) to file or
               enforce a claim against the Pledgor or its estate (in a bankruptcy or other proceeding), (ii) to give notice of the existence, creation or incurrence by the Pledgor of any new or additional indebtedness or obligation under or with respect to the Secured Obligations, (iii) to commence any action against the Pledgor, (iv) to disclose to the Pledgor any facts which the Pledgee may now or hereafter know with regard to the Pledgor or
               (v) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Secured Obligations; or

                             (h) any other act or omission to act or delay of
               any kind by the Pledgor, the Pledgee or any other person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of the Pledgor's obligations hereunder.

               4. Right to Receive Distributions on Pledged Collateral; Voting.
(a) So long as no Event of Default shall have occurred and be continuing:

                             (i) The Pledgor shall be entitled to exercise any
               and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose permitted by the terms of this Agreement.

                             (ii) The Pledgor shall be entitled to receive and
               retain any and all dividends, interest and principal paid in cash on the Pledged Shares to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, applicable laws. Other than pursuant to the first sentence of this paragraph (a)(ii), all principal, all noncash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions made on or in respect of Pledged Shares, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification or received in exchange for Pledged Shares or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets or otherwise, shall be and become part of the Collateral, and, if received by the Pledgor, shall not be commingled by the Pledgor with any of his other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Pledgee and shall be forthwith delivered to the Pledgee in the form in which received (with any necessary endorsement).

                             (iii) The Pledgee shall execute and deliver (or
               cause to be executed and delivered) to the Pledgor all such proxies, powers of attorney, consents, ratifications and waivers and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

               (b) Upon the occurrence and during the continuance of an Event of
Default:

                             (i) All rights of the Pledgor to receive the
               dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 4(a)(ii) shall cease, and all such rights shall thereupon become vested in the Pledgee which shall thereupon have the sole right to receive and hold as Collateral such dividends and interest payments.

                             (ii) All dividends and interest payments which are
               received by the Pledgor contrary to the provisions of paragraph
               (i) of this Section 4(b) shall be received in trust for the benefit of the Pledgee, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

After all Events of Default have been cured or waived, the Pledgee shall repay to the Pledgor an amount equal to the excess, if any, of (A) the aggregate amount of any dividends and interest payments actually collected by the Pledgee under clauses (i) and (ii) of this Section 4(b) over (B) the aggregate amount of such dividends and interest payments applied by the Pledgee pursuant to Section 8.

               (c) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 4(a)(i) shall cease, and all such rights shall thereupon become vested in the Pledgee, which shall thereupon have the sole right to exercise such voting and other consensual rights. After all Events of Default have been cured or waived, the Pledgor will have the right to exercise the voting and consensual rights and powers to which it would otherwise be entitled pursuant to the terms of paragraph 4(a)(i).

               4.2 Additional Shares. In the event that any Company or APD shall issue to Pledgor, any additional common stock, preferred stock, warrants, options to purchase unissued stock or other securities (collectively referred to as "Additional Shares") during the term of this Agreement, Pledgor shall pledge or cause to be pledged to Pledgee all such Additional Shares during the term of this Agreement.

               5.            Events of Default.

                              5.1 DEFINITION OF EVENTS OF DEFAULT. Any of the
following specified events shall constitute an event of default (each an "Event of Default") under this Agreement with respect to Pledgor:

                              (a) the failure of Pledgor to pay when due any
               amount under the Note;

                              (b) any representation, warranty or statement made
               or deemed to be made by Pledgor under or in connection with this Agreement, the Stock Purchase Agreement or the Rights Agreement shall have been false or misleading in any material respect when made or deemed to have been made and on the date on which such misrepresentation or breach is discovered or determined; provided, that, no such misrepresentation or breach shall constitute an Event of Default hereunder if such misrepresentation or breach is cured within thirty (30) days after the earlier of (i) its discovery or determination by Pledgor and (ii) notice to Pledgor by Pledgee and the costs of effecting such cure are not material;

                              (c) Pledgor shall breach or fail to observe or
               perform any covenant or agreement set forth in the Documents;

                              (d) an involuntary proceeding shall be commenced
               or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Pledgor, or of a substantial part of his property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Pledgor, or for a substantial part of his property or assets, or (C) the winding-up or liquidation of the Pledgor; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

                              (e) the Pledgor shall (A) voluntarily commence any
               proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph
               (i) above, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such party or for a substantial part of its property or assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (G) take any action for the purpose of effecting any of the foregoing.

                              5.2 Notice and Opportunity to Cure. Except with
respect to a failure to observe or perform any covenant or agreement set forth in Sections 4, 5.1(a), 12 or 15 hereof with respect to which no notice shall be required, Pledgee shall give Pledgor written notice that an Event of Default has occurred or is occurring hereunder, and Pledgor shall have ten (10) days (or such longer period as may otherwise be expressly provided herein) from the receipt of such notice to cure or cause to be cured the Event of Default. If the Event of Default is not cured with such period, then Pledgee shall be entitled to exercise the remedies set forth in Section 5.3 below. Any failure of Pledgee to give notice to Pledgor upon the occurrence or continuation of an Event of Default shall in no way be deemed to limit or abridge the rights of Pledgee under this Agreement or the Documents, including the right of Pledgee to exercise the remedies set forth in Section 5.3 upon the giving of any notice or opportunity to cure that is required hereunder.

                              5.3 Remedies. If an Event of Default shall have
occurred and be continuing, Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or by law and including, without limitation, all rights and remedies of a secured party of a debtor in default under the Uniform Commercial Code (the "Code") in effect in the State of North Carolina at that time) for the protection and enforcement of its rights in respect of the Collateral relating to the Pledged Shares of Pledgor with respect to whom an Event of Default has occurred. In addition to, and not in limitation of the foregoing, Pledgee shall be entitled to exercise the following rights:

                              (a) to receive all amounts in respect of such
               Collateral otherwise payable under Section 4 to Pledgor and to enforce the payment rights appurtenant to the Pledged Shares and to exercise all of the rights, powers, and remedies of Pledgor thereunder;

                              (b) to transfer all or any part of such Collateral
               into Pledgee's name or the name of its nominee or nominees;

                              (c) to vote all or any part of such Collateral
               (whether or not transferred into the name of Pledgee) and give all consents, waivers and ratifications in respect of such Collateral and otherwise act with respect thereto as though it were the outright owner thereof;

                              (d) at any time or from time-to-time to sell,
               assign and deliver, or grant options to purchase, all or any part of such Collateral, or any interest therein, at any public or private sale at any exchange, broker's board or elsewhere, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby expressly and irrevocably waived by Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as Pledgee in its sole discretion may determine. Pledgor agrees that to the extent that notice of sale shall be required by any applicable law, ten (10) days' notice to a Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time-to-time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder. At any such sale, unless prohibited by applicable law, Pledgee may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Pledgee shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto;

                              (e) to settle, adjust, compromise and arrange all
               accounts, controversies, questions, claims and demands whatsoever in relation to all or any part of such Collateral;

                              (f) to execute all contracts, agreements,
               documents and instruments to bring, defend and abandon all such actions, suits and proceedings and to take all other actions in relation to all or any part of such Collateral as Pledgee in its sole discretion may determine;

                              (g) to appoint agents for any of the purposes
               mentioned in the foregoing provisions of this Section 5.3 and to dismiss the same, all as Pledgee in its sole discretion may determine; and

                              (h) generally, to take all such other action as
               Pledgee may determine as incidental or conducive to any of the matters or powers mentioned in the foregoing provisions of this
               Section 5.3 and which Pledgee may or can do lawfully and to use the name of Pledgor for the purposes aforesaid and in any proceedings arising therefrom.

               5.4. Additional Rights of the Pledgee. Upon the occurrence and during the continuance of an Event of Default:

               (a) The Pledgee shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and may proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon and sell the Collateral or any part thereof pursuant to the judgment or decree of a court of competent jurisdiction.

               (b) The Pledgee shall, to the extent permitted by law and without regard to the solvency or insolvency at the time of any person then liable for the payment of any of the Secured Obligations or the then value of the Collateral, and without requiring any bond from any party to such proceedings, be entitled to the appointment of a special receiver or receivers (who may be the Pledgee) for the Collateral or any part thereof and for the rents, issues, tolls, profits, royalties, revenues and other income therefrom, which receiver shall have such powers as the court making such appointment shall confer, and to the entry of an order directing that the rents, issues, tolls, profits, royalties, revenues and other income of the property constituting the whole or any part of the Collateral be segregated, sequestered and impounded for the benefit of the Pledgee, and the Pledgor irrevocably consents to the appointment of such receiver or receivers and to the entry of such order.

               5.5. Securities Act, etc. In view of the position of the Pledgor in relation to the Pledged Shares, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being herein called the "Federal Securities Laws"), with respect to any disposition of the Pledged Shares permitted hereunder. The Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Pledgee if the Pledgee were to attempt to dispose of all or any part of the Pledged Shares, and might also limit the extent to which or the manner in which any subsequent transferee of any such Pledged Shares could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Pledgee in any attempt to dispose of all or part of the Pledged Shares under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.

               Accordingly, the Pledgor expressly agrees that the Pledgee is authorized, in connection with any sale of the Pledged Shares, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Shares to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Shares, (ii) to cause to be placed on certificates for any or all of the Pledged Shares or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Federal Securities Laws and may not be disposed of in violation of the provision of the Federal Securities Laws and (iii) to impose such other limitations or conditions in connection with any such sale as the Pledgee deems necessary or advisable in order to comply with the Federal Securities Laws or any other law. The Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the Pledgee deems necessary or advisable in order to comply with the Federal Securities Laws or any other law in connection with any private sale of the Pledged Shares. The Pledgor acknowledges and agrees that such limitations may result in prices and other terms less favorable to the seller than if such limitations were not imposed, and, notwithstanding such limitations, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner, it being the agreement of the Pledgor and the Pledgee that the provisions of this Section 5.5 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Pledgee sells the Pledged Shares. The Pledgee shall be under no obligation to delay a sale of any Pledged Shares for a period of time necessary to permit the issuer of any securities contained therein to register such securities under the Federal Securities Laws, or under applicable state securities laws, even if the issuer would agree to do so.

               5.6. Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Pledgee in this Agreement is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law, in equity or by statute.

               (b) If the Pledgee shall have proceeded to enforce any right, remedy or power under this Agreement and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Pledgee, the Pledgor and the Pledgee shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights under this Agreement, and thereafter all rights, remedies and powers of the Pledgee shall continue as though no such proceedings had been taken.

               (c) All rights of action under this Agreement may be enforced by the Pledgee without the possession of any instrument evidencing any Secured Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Pledgee shall be brought in its name and any judgment shall be held as part of the Collateral.

               5.7 Transfer in lieu of Foreclosure. Pledgee agrees that in lieu of any other remedy available to Pledgor hereunder or at law or equity, so long as an Event of Default has occurred and is continuing, Pledgor may in its sole discretion elect to transfer the Shares to its own name, or the name of its nominee, cancel the Note, release Pledgor from the remaining Secured Obligations and release the remaining Collateral from the lien of this Agreement. Upon such transfer and releases, legal and beneficial ownership in the Shares shall automatically vest in Pledgee, free and clear of any claim, including any right or equity of redemption of Pledgor. Pledgor agrees that the exercise of Pledgee of its rights under this Section 5.7 is strictly in the nature of a remedy, and shall in no way constitute a recession of the Stock Purchase Agreement. Pledgor agrees that Pledgee shall have the absolute right to retain the Stock Consideration, (as defined in the Stock Purchase Agreement), as consideration of the releases granted by Pledgee under this Section 5.7 and as liquidated damages, and not as a penalty, for Pledgor's breach.

               6. Waiver and Estoppel. (a) The Pledgor, to the extent it may lawfully do so, agrees that it will not at any time in any manner whatsoever claim or take the benefit or advantage of any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law now or hereafter in force permitting it to direct the order in which the Collateral shall be sold which may delay, prevent or otherwise affect the performance or enforcement of this Agreement and the Pledgor hereby waives the benefits or advantage of all such laws, and covenants that it will not hinder, delay or impede the execution of any power granted to the Pledgee in this Agreement but will permit the execution of every such power as though no such law were in force; provided that nothing contained in this Section 6 shall be construed as a waiver of any rights of the Pledgor under any applicable Federal bankruptcy law.

               (b) The Pledgor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement and consents and agrees that all of the Collateral may at any such sale be offered and sold as an entirety.

               (c) The Pledgor, to the extent it may lawfully do so, waives presentment, demand, protest and any notice of any kind (except notices explicitly required under any document) in connection with this Agreement and any action taken by the Pledgee with respect to the Collateral.

               7. Power of Attorney. The Pledgor hereby irrevocably constitutes and appoints the Pledgee, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the Pledgee's discretion for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Pledgee the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor to do the following:

                             (a) upon the occurrence and during the continuance
               of any Event of Default, to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral; and

                             (b) upon the occurrence and during the continuance
               of any Event of Default and otherwise to the extent provided in this Agreement, (i) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due and to come due thereunder directly to the Pledgee or as the Pledgee shall direct; (ii) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral;
               (iii) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (iv) to defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral; (v) to settle, compromise and adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Pledgee may deem appropriate; and (vi) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Pledgee were the absolute owner thereof for all purposes, and to do, at the option of the Pledgee and the Pledgor's expense, at any time, or from time to time, all acts and things which the Pledgee deems necessary to protect, preserve or realize upon the Collateral and the Pledgee's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

               The Pledgor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable, provided, however, that this power of attorney shall terminate immediately upon the satisfaction of the Secured Obligations.

               Except as provided by law or the Code or its equivalent, nothing herein contained shall be construed as requiring or obligating the Pledgee to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Pledgee, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and the

Pledgee shall not be liable hereunder for any action taken by the Pledgee or omitted to be taken with respect to the Collateral or any part thereof (other than any action or inaction that a court of competent jurisdiction shall have determined by final and nonappealable judgment to constitute gross negligence or willful misconduct). The provisions of this Section 7 shall in no event relieve the Pledgor of any of his obligations hereunder with respect to the Collateral or any part thereof or impose any obligation on the Pledgee to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Pledgee of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder or by law or otherwise.

               8. Application of Proceeds. All moneys collected by Pledgee upon any sale, collection or other disposition of the Collateral, together with all other moneys received by Pledgee hereunder, shall be applied as follows:

                             First, to the payment of the reasonable costs and
               expenses of such sale, collection or other realization, including, without limitation, reasonable attorneys' fees and all other reasonable expenses, liabilities and advances actually made or incurred by Pledgee in connection therewith;

                              Second, to the payment in full of all obligations
               owing to Pledgee under the Secured Obligations; and

                             Third, to the Pledgor, or its successors or
               assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

               (b) The Pledgee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement.

               9. Purchasers of Collateral. Upon any sale of any of the Collateral hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt by Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

               10. Further Assurances. Pledgor agrees that it will do such acts and things and promptly execute and deliver to Pledgee such additional conveyances, assignments, agreements and instruments as Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto Pledgee its rights, powers and remedies hereunder.

               11. Representations and Warranties. Pledgor hereby represents and warrants that: (i) the Pledged Shares are subject to no liens or other encumbrances, except liens and security interests created by this Agreement or expressly permitted by this Agreement or the Documents; (ii) it has legal capacity, power and right to pledge all of the Pledged Shares pledged by it pursuant to this Agreement; (iii) except as contemplated by the Stock Purchase Agreement no consent of any other party (including, without limitation, any creditor of Pledgor), and no order, consent, license, permit, approval, validation or authorization of, exemption by, notice to or registration, recording, filing or declaration with, any governmental or public body or authority, is required to be obtained by Pledgor in connection with the execution, delivery or performance of this Agreement or consummation of the transactions contemplated hereby, including, without limitation, the exercise by Pledgee of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with the disposition of the Pledged Shares by laws affecting the offering and sale of securities generally); (iv) the pledge and delivery of the Pledged Shares pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Shares, and the proceeds thereof, which security interest is not subject to any prior lien permitted by Pledgor or any agreement purporting to grant to any third party a lien on the property or assets of Pledgor which would include the Pledged Shares; and (v) Pledgor is the sole beneficial owner of the Pledged Shares. All Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable. None of the Pledged Shares is subject to options to purchase or similar rights of any person. The Pledgor is not and will not become a party to or otherwise bound by any agreement, other than this Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Shares with respect thereto.

               12. Covenants of Pledgor. Pledgor covenants and agrees that it will not, with respect to any Collateral, without the prior written consent of Pledgee, enter into any shareholder agreements, voting agreements, voting trusts, trust deeds, irrevocable proxies or any other similar agreements or instruments.

               13. Payment of Taxes, etc. The Pledgor will pay all taxes, assessments and other governmental charges or levies imposed upon the Collateral or in respect of any of its income or profits therefrom when the same become due and payable, but in any event before any penalty or interest accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of his properties or assets, and promptly reimburse the Pledgee for any such taxes, assessments, charges or claims paid by them; provided that no such tax, assessment, charge or claim need be paid or reimbursed if being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by generally accepted accounting principles ("GAAP") shall have been made therefor and be adequate in the good faith judgment of the Pledgor.

               14. Limitation on Liens on Collateral. The Pledgor will not create, permit or suffer to exist, but will defend the Collateral and the Pledgor's rights with respect thereto against and take such other action as is necessary to remove, any security interest, encumbrance, claim or other Lien in respect of the Collateral.

               15. Limitations on Dispositions of Collateral. The Pledgor will not, directly or indirectly, sell, transfer, lease or otherwise dispose of any of the Collateral (or any interest therein), or attempt, offer or contract to do so. The inclusion of proceeds of the Collateral under the security interest granted hereby shall not be deemed a consent by the Pledgee to any sale or disposition of any Collateral.

               16. Notices. The Pledgor will advise the Pledgee promptly and in reasonable detail, (a) of any security interest, encumbrance or claim made or other Lien asserted against any of the Collateral, (b) of any material change in the composition of the Collateral and (c) of the occurrence of any other event which would have a material effect on the aggregate value of the Collateral or on the security interests granted to the Pledgee in this Agreement.

               17. Change of Law. The Pledgor shall promptly notify the Pledgee in writing of any change in law known to it which (i) adversely affects or will adversely affect the validity, perfection or priority of the security interests granted hereby, (ii) requires or will require a change in the procedures to be followed in order to maintain and protect such validity, perfection and priority or (iii) could result in the Pledgee not having a perfected security interest in any of the Collateral.

               18. Notices, etc. All notices and other communications hereunder shall be given in accordance with Section 9(d) of the Stock Purchase Agreement.

               19. Partial Release of Collateral; Termination. Upon payment in full of the Note, and so long as the registration statement referred to in
Section 2(a) of the Rights Agreement shall have been filed by Pledgor and Pledgor is diligently pursuing the effectiveness of such registration statement, Pledgee shall, at Pledgor's written request, release the APD Shares from the lien of this Agreement and return the certificates representing the APD Shares to Pledgor, at Pledgor's expense. Upon the full satisfaction of the Secured Obligations this Agreement shall terminate, and Pledgee will execute and deliver to Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of Pledgor's obligation and will duly assign, transfer and deliver to Pledgor (without recourse and without representation or warranty) such of the Collateral, including the Pledged Shares, as may be in the possession or under the control or direction of Pledgee and which has not theretofore been sold or otherwise applied pursuant to this Agreement, together with any moneys with respect thereto held by or under the control or direction of Pledgee at that time pursuant to this Agreement.

               20. Survival of Agreement. All covenants, agreements, representations and warranties made by the Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Pledgee regardless of any investigation made by the Pledgee, and shall continue in full force and effect until the Secured Obligations have been indefeasibly paid in full.

               21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Agreement shall be effective with respect to the Pledgor when a counterpart hereof which bears the signature of the Pledgor shall have been delivered to the Pledgee.

               22. Amendments, Etc. No amendment, modification or waiver of any provision of this Agreement and no consent to any departure by the Pledgor therefrom shall in any event be effective unless the same shall be in a writing, executed and delivered by Pledgor and Pledgee, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               23. Assignments. This Agreement and the terms, covenants and conditions hereof shall be binding upon the Pledgor and its successors and shall inure to the benefit of the Pledgee and its successors and assigns. The Pledgor shall not be permitted to assign, transfer or delegate any of its rights or obligations under this Agreement (and any such purported assignment, transfer or delegation without such consent shall be void).

               24. Savings Clause. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect with respect to the Pledgor, no party hereto shall be required to comply with such provision with respect to the Pledgor for so long as such provision is held to be invalid, illegal or unenforceable, and the validity, legality and enforceability of the remaining provisions contained herein, and of such invalid, illegal or unenforceable provision with respect to any other party, shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

               25. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA.

               26. Entire Agreement. This Agreement and the Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the Documents. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

               27. No Waiver. No failure on the part of the Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by such person preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

               28. Submission to Jurisdiction. (a) The Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any North Carolina State court or Federal court of the United States of America sitting in Charlotte, North Carolina, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Documents, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such North Carolina State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Pledgee may otherwise have to bring any action or proceeding relating to this Agreement or the other Documents against the Pledgor or his properties in the courts of any jurisdiction.

               (b) The Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Documents in any North Carolina State court or Federal court of the United States of America sitting in Charlotte, North Carolina. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 18. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

               33. NO ORAL AGREEMENTS. THIS AGREEMENT AND THE INSTRUMENTS AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

               IN WITNESS WHEREOF, Pledgor and Pledgee have executed, or caused to be executed by their duly authorized officers, this Agreement as an instrument under seal as of the date first above written.

                                              PLEDGEE:


                                              COGENTRIX DELAWARE HOLDINGS, INC.


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title:











                                              PLEDGOR:


                                              ECOSCIENCE CORPORATION


                                              By:
                                                 -------------------------------
                                                 Name:
                                                 Title: